Exhibit 1.01
Conflict Minerals Report
I. Introduction
Based in Charlotte, North Carolina, SPX FLOW, Inc. innovates with customers to help feed and enhance the world by designing, delivering and servicing high value solutions at the heart of growing and sustaining our diverse communities. The company's product offering is concentrated in rotating, actuating and hydraulic technologies, as well as automated process systems, into food and beverage, industrial and power and energy markets. SPX FLOW has approximately $2 billion in annual revenues with operations in more than 30 countries and sales in more than 150 countries.
Certain of our products contain materials or components that use tin, tantalum, tungsten and/or gold (“3TG”). Due to the depth of our supply chain, we are often far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores; the efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of these ores is extremely limited at this time; this situation is not unique to us. We have taken steps to identify the applicable smelters and refiners of such 3TG metals in our supply chain; however, we believe that the smelters and refiners of 3TG are best situated to identify the sources and countries of origin of the 3TG. We rely on our suppliers to provide us with information on the origin of any conflict minerals contained in components and materials supplied to us.
The due diligence efforts noted below were undertaken on the products manufactured by us in 2018.
II. Reasonable Country of Origin Inquiry (RCOI)
We instructed our direct suppliers to provide answers to the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Common Reporting Template. The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common tool for reporting conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics companies.
In some cases, suppliers were required to provide corrections and clarifications.
As such, we believe our RCOI process was reasonably designed and performed in good faith.
III. Design of Due Diligence Framework
We designed our due diligence framework to conform in all material respects with the OECD 2013 Guidelines - OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing. http://dx.doi.org/10.1787/9789264185050-en
IV. Due Diligence Measures Performed
Due diligence measures we performed include, but are not limited to, the following:

•	Reporting to senior management and the Board of Directors regarding the structure of our conflict minerals program.

•	Reporting to senior management on direct suppliers’ responses to our conflict minerals information requests.

•	Communicating our policy on conflict minerals to direct suppliers.

•	Communicating the commitments and requirements expected of our direct suppliers, supported by, when appropriate, email and phone dialogues.

•
Comparing smelters and refiners identified by suppliers to the Conflict Free Sourcing Initiative (“CFSI”) lists of validated conflict free and verified facilities and the US Department of Commerce “Reporting Requirements Under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities” (http://www.ita.doc.gov/td/forestprod/DOC-ConflictMineralReport.pdf), and our own independent research.

•
Developing a risk mitigation plan that allows for continued trade with a supplier as appropriate through the supplier’s risk mitigation efforts, and evaluating the business relationship with suppliers that do not address the risks.

•
Developing contractual terms and conditions regarding procurement practices that encourage suppliers to purchase raw materials from smelters/refiners which have achieved a conflict free designation by the CFSI’s Conflict Free Smelter Program (“CFSP”) or have an audit program with which CFSI has mutual recognition.

V. Product Determination
We received inconclusive data from our direct suppliers. Material source information is still developing. To date, we have received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold we purchased from them directly or indirectly financed or benefited armed groups in the Democratic Republic of the Congo (“DRC”) or adjoining countries. Some suppliers disclosed to us that scrap/recycled sources of 3TG were identified in their supply chains and did not require due diligence.
We believe the following smelters/refiners have achieved a conflict free designation by the CFSI’s CFSP or have an audit program with which CFSI has mutual recognition, or are actively in the process of obtaining the designations, or are smelters/refiners for which we independently obtained country of origin information:

Gold	Abington Reldan Metals, LLC
Gold	Acade Noble Metal (Zhao Yuan) Corporation
Gold	Academy Precious Metals
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	AGR (Perth Mint Australia)
Gold	Aida Chemical Industries Co., Ltd.
Gold	Aktyubinsk
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	an chen
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	AURA-II
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Metaux S.A.
Gold	Cheong Hing
Gold	Chimet S.p.A.
Gold	China Gold International Resources Corp. Ltd
Gold	China National Gold Group Corporation
Gold	Chugai Mining
Gold	Codelco
Gold	Colt Refining
Gold	Cooson Sempsa
Gold	Daejin Indus Co., Ltd.
Gold	DaeryongENC

Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	DODUCO Contacts and Refining GmbH
Gold	DONGGUAN DONGXU METAL SURFACE HANDLE CO.,LTD
Gold	Dowa
Gold	DS PRETECH Co., Ltd.
Gold	DSC (Do Sung Corporation)
Gold	DUOXIN
Gold	ECHEM
Gold	E-CHEM Enterprise Corp
Gold	Eco-System Recycling Co., Ltd.
Gold	Elemetal Refining, LLC
Gold	Emirates Gold DMCC
Gold	Faggi Enrico S.p.A.
Gold	Feinhütte Halsbrücke GmbH
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZE
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	Geib Refining Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	GuangZHou Jin Ding
Gold	Guixi Smelter
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Harima Smelter
Gold	Harmony Gold Refinery
Gold	HeeSung Metal LTD
Gold	Heimerle + Meule GmbH
Gold	HENAN PROVINCE IN GOLD INVESTMENT MANAGEMENT LTD.
Gold	HENAN YUGANG GOLD & LEAD CO., LTD
Gold	Henan Yuguang Gold & Lead Co., Ltd
Gold	Heraeus Group
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Heraeus Precious Metals North America
Gold	Hisikari Mine
Gold	Hon Shen Co., Ltd.
Gold	Honorable Hardware Craft Product Limited Company
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery

Gold	Italpreziosi
Gold	Japan Mint
Gold	Jiangxi Copper Corporation (JCC)
Gold	Jinlong Copper Co., Ltd.
Gold	Jonathan Ng
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kanfort Industrial (Yantai)
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., LTD.
Gold	Korea Metal Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.
Gold	KYOCERA
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	LBMA
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	L'Orfebre S.A.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	macderlun
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui & Co. Precious Metals Inc. Hong Kong Branch
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MK Electron
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson Gold Coast
Gold	Moscow Special Alloys Processing Plant
Gold	N.E. Chemcat
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat

Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Kolyma Refinery
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	Public Security Bureau
Gold	PX Precinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	rui sheng
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA, A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	Sanmenxia hang seng science and technology, research and development Co., LTD
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.
Gold	Scotia Mocatta
Gold	SD(Samdok) Metal
Gold	Sempsa
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Sendi (Japan): Kyocera Corporation
Gold	Shandong Humon Smelting Co., LTD.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shangdong Humon Smelting Co., Ltd.
Gold	ShangDongZhaoJinLiFu noble metal CO.,LTD.
Gold	Shanghai Gold Exchange
Gold	Shen Zhen Thousand Island Ltd.
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.
Gold	Shenzhen Municipal Public Security Bureau
Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.

Gold	SO ACCURATE GROUP INC
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Soochow University's
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Stender Electronic Materials Co., Ltd.
Gold	Sudan Gold Refinery
Gold	Sumisho Material Corp.
Gold	Sumitomo
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	Super Dragon Technology Co., Ltd
Gold	Suzhou MuYe Mechanical forging co. LTD
Gold	Suzhou Xingrui Noble
Gold	T.C.A S.p.A
Gold	Tai'zhou City Yangtze River Delta Electron Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Technic
Gold	THE HUTTI GOLD MINES CO.LTD
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tian Cheng
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	UBS AG Bahnhofstr.
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metal (S) Pte. Ltd.
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Universal Precious Metals Refining Zambia
Gold	Valcambi SA Corp.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Wuxi City Precious Metal Electronic Material Fty
Gold	XIN WANG copper smelter
Gold	Yamakin Co., Ltd.
Gold	Yantai Zhaojin Kanfort Precious Metals
Gold	Yokohama Metal Co., Ltd.
Gold	Yoo Chang Metal Inc.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Yunnan Metallurgical Group Co., Ltd
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory
Gold	Zhongkuang Gold Industry Co.,LTD
Gold	Zhongyuan Gold Smelter
Tantalum	A&M Minerals Limited
Tantalum	ABS
Tantalum	Asaka Riken Co., Ltd.

Tantalum	Avon Specialty Metals Ltd
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.
Tantalum	CIF Mineracao
Tantalum	Companhia Industrial Fluminense
Tantalum	D Block Metals, LLC
Tantalum	Duoluoshan
Tantalum	E.S.R. Electronics
Tantalum	Estonia
Tantalum	Ethiopian Minerals Development Share Company
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Fujian Nanping
Tantalum	Gannon & Scott
Tantalum	Global Advanced Metals
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Hunan Chenzhou Mining Group Co
Tantalum	ICD
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	Jiangxi Yichun
Tantalum	Jin Dong Heng
Tantalum	Jiujiang Janny New Material Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	King-Tan Tantalum Industry Ltd.
Tantalum	Lipman Walton
Tantalum	LSM Brasil S.A.
Tantalum	Malaysia Smelting Corporation (MSC)
Tantalum	Materion
Tantalum	Matsuo Electric
Tantalum	Metal Do
Tantalum	Metallum
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Metherma
Tantalum	Metherma GmbH & Co KG

Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	N A S BAR
Tantalum	Nantong Tongjie Electrical Co., Ltd.
Tantalum	NEC Tokin Electronics(Thailand)Co.,Ltd.
Tantalum	NingHua XingLuoKeng TungSten Mining CO.,LTD
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Noventa
Tantalum	NPM Silmet AS
Tantalum	NTET, Thailand
Tantalum	Phoenix Metal Ltd
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	Posco
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	Rui Da Hung
Tantalum	Scandmetal
Tantalum	Shanghai Jiangxi Metals Co. Ltd
Tantalum	Sin Asahi Solder(M)Sdn Bhd
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Suzhou MuYe Mechanical forging co. LTD
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Talison Minerals Pty Ltd
Tantalum	Talley Metals
Tantalum	Tanco
Tantalum	Tantalite Resources
Tantalum	Telex Metals
Tantalum	Tranzact, Inc.
Tantalum	Treibacher Industrie AG
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	Wilbury Metals
Tantalum	Xiamen Golden Egret Special Alloy Co. Ltd.
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.
Tantalum	Zhuzhou Decheng Non Ferrous Metals Industies Co., Ltd.
Tin	A&M Minerals Ltd.
Tin	AIM
Tin	Alpha
Tin	Alpha Metals Korea Ltd.
Tin	American Iron and Metal
Tin	An Thai Minerals Co., Ltd.
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.
Tin	Assaf Conductors Ltd.
Tin	Ausmelt Limited
Tin	Balver Zinn - Josef Jost GmbH & Co.KG

Tin	Bangka
Tin	BEST METAIS
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Hongqiao
Tin	China Huaxi Group Nandan
Tin	China Tin Group Co., Ltd.
Tin	China Tin Smelter Co. Ltd
Tin	CNMC (Guangxi) PGMA Co., Ltd.
Tin	Complejo Metalurgico Vinto S.A.
Tin	Cookson Alpha Metals (Shenzhen) Co. Ltd
Tin	Cookson Group
Tin	Cookson, Cookson (Alpha Metals Taiwan), Alent plc
Tin	Cooperativa Metalurgica de Rondonia Ltda.
Tin	CSC Pure Technologies
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Duta Putra Bangka
Tin	CV Gita Pesona
Tin	CV Makmur Jaya
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dae Kil Metal Co., Ltd.
Tin	DAEWOO INTERNATIONAL CORPORATION
Tin	Doctor of solder products Co., LTD
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	DUKSAN HI-METAL
Tin	Electroloy Metal Pte
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondonia S.A.
Tin	Eximetal S.A.
Tin	Feinhütte Halsbrücke GmbH
Tin	Fenix Metals
Tin	Fuji Metal Mining Corp.
Tin	Funsur
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	GEJIU GOLD SMELTER MINERALS CO.,LTD
Tin	Gejiu Jinye Mineral Company
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxi Group Corp.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Gold Bell Group
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	Guangxi China Tin Group Co., Ltd.

Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	Hana-High Metal
Tin	Hayes Metals
Tin	Hongqiao Metals (Kunshan) Co., Ltd.
Tin	Huaxi Smelting Co. Ltd
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Huizhou Taiwan Electronic Component Limited Company
Tin	Imperial Zinc Corporation
Tin	International Wire Group, Inc
Tin	Jan Janq
Tin	Jean Goldschmidt International
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Kalas Wire
Tin	KIHONG T & G
Tin	KO-KI Japan
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.
Tin	Kupol
Tin	Linwu Xianggui Ore Smelting Co., Ltd.
Tin	LUPON ENTERPRISE CO., LTD
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Materials Eco-Refining CO., LTD.
Tin	MCP Metalspecialties, Inc
Tin	Melt Metais e Ligas S.A.
Tin	Metahub Industries Sdn. Bhd.
Tin	Metal Alloy (India)
Tin	Metallic Materials Branch L of Guangxi China Tin Group CO.,LTD
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tin	Metallo-Chimique N.V.
Tin	Mineracao Taboca S.A.
Tin	Minmetals Ganzhou Tin Co. Ltd.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	MK Electron
Tin	Modeltech Sdn Bhd
Tin	Nathan Trotter & Co INC.
Tin	NATIONAL BRONZE & METALS
Tin	NGHE TIN NON-FERROUS METAL COMPANY
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Nihon superior co., ltd
Tin	Nihon Genma MFG Co., Ltd.
Tin	Novosibirsk Processing Plant Ltd.
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	OM Manufacturing Phils Inc.
Tin	Operaciones Metalurgicas S.A.

Tin	Phoenix Metal Ltd.
Tin	Pongpipat Company Limited
Tin	Poongsan Corporation
Tin	PT Alam Lestari Kencana
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Prima Tin
Tin	PT Bangka Putra Karya
Tin	PT Bangka Serumpun
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Fang Di MulTindo
Tin	PT HP Metals Indonesia
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Koba Tin
Tin	PT Lautan Harmonis Sejahtera
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT O.M. Indonesia
Tin	PT Panca Mega Persada
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Rajawali Rimba Perkasa
Tin	PT Rajehan Ariq
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Seirama Tin Investment
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah Nusantara
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT TIRUS PUTRAL MANDIRI
Tin	PT Tommy Utama

Tin	PT Wahana Perkit Jaya
Tin	PT Yinchendo Mining Industry
Tin	Rahman Hydraulic Tin Sdn Bhd
Tin	RedRing Solder (M) Sdn. Bhd
Tin	REDSUN
Tin	Resind Industria e Comercio Ltda.
Tin	Rui Da Hung
Tin	S Company
Tin	Samhwa non-ferrorus Metal ind.co.ltd
Tin	Samtec
Tin	Senju
Tin	SGS BOLIVIA S.A.
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.
Tin	ShangHai YueQiang Metal Products Co., LTD
Tin	Shanghai Zhong gong Tin Co.,Ltd
Tin	Shenmao Technology Inc
Tin	SHENZHEN CHEMICALS & LIGHT INDUSTRY CO.,LTD.
Tin	Sizer Metals PTE
Tin	Super Ligas
Tin	Super Ligas Indústria e Comércio de Metais Ltda.
Tin	Taicang City Nancang Metal Meterial Co.,Ltd
Tin	Tamura
Tin	TCC steel
Tin	Technic Inc.
Tin	TENNANT METAL PTY LTD.
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.
Tin	Thaisarco
Tin	The force bridge surface treatment Material Factory
Tin	TIMAH
Tin	Timah Company
Tin	Tin Technology & Refining
Tin	TONGDING METALLIC MATERIAL CO.LTD
Tin	Traxys
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	UNITED SMELTER
Tin	Univertical International (Suzhou) Co., Ltd.
Tin	VQB Mineral and Trading Group JSC
Tin	Well-Lin Enterprise Co., Ltd.
Tin	Westfalenzinn
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company
Tin	Xi Niu Po Management Zone, Dalang Tower, Dongguan, China
Tin	Yifeng Tin
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tin	Yunnan wind non - ferrous metals Co., Ltd.
Tin	YunNanChengFeng color metal CO.,LTD.
Tin	Yuntinic Chemical GmbH
Tin	Yutinic Resources
Tin	Zhejiang Asia General Soldering & Brazing Material Co., Ltd.

Tin	Zhongshan Jinye Smelting Co., Ltd
Tin	ZhongShi
Tin	Zijin Mining Group Co. Ltd
Tungsten	A.L.M.T. Corp.
Tungsten	AB FERROLEGERINGAR
Tungsten	ACL Metais Eireli
Tungsten	Advanced Alloy Services
Tungsten	Air Liquide Far Eastern (ALFE)
Tungsten	Alldyne Powder Technologies
Tungsten	Alloys Imphy
Tungsten	ALMT
Tungsten	Alta Group
Tungsten	Altlantic Metals
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	ASSAB
Tungsten	AVX Corporation
Tungsten	Axis Material Limited
Tungsten	Beijing Zenith Materials
Tungsten	Bejing Tian-long
Tungsten	Buffalo Tungsten
Tungsten	Cabot Corporation
Tungsten	Canon-Muskegon Corp
Tungsten	CB-CERATIZIT
Tungsten	Central Glass
Tungsten	Ceratizit S.A
Tungsten	Changchun up-optotech
Tungsten	Chengtong Electrical Appliance Factory
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	China National Nonferrous Metals Imp. & Exp. Jiangxi Corporation Ltd.
Tungsten	China's nonferrous mining group co. LTD
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Chunbao Carbide Science & Technology Co.,Ltd
Tungsten	COOKSON SEMPSA
Tungsten	CTS Industries
Tungsten	CWB Materials
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Degutea
Tungsten	Evraz Stratcor, Inc.
Tungsten	Exotech.Inc
Tungsten	Fort Wayne Wire Die
Tungsten	Foshan Nanhai Xihai Metal material Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Fujian Nanping
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Hongfei Materials Co.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Ganzhou Sinda W&Mo Co. Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Gerard Daniel Worldw
Tungsten	GESAC
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Guangzhou Guangsheng Non-Ferrous Import & Export Co. Ltd
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	H.C. Starck GmbH
Tungsten	H.C. Starck Group
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	HC Starck GmbH
Tungsten	Hitachi
Tungsten	Hi-Temp Specialty Metals, Inc.
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	IBG China
Tungsten	IES Technical Sales
Tungsten	ILJIN DIAMOND CO., LTD
Tungsten	Izawa Metal Co., Ltd
Tungsten	Japan New Metals Co., Ltd.
Tungsten	JIANGSU HETIAN SCI-TECH MATERIAL CO.,LTD
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Richsea New Materials Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Jinzhou Xingye Smelt Duty Corp., Ltd.
Tungsten	Jiujiang Tanbre
Tungsten	JX Nippon Mining & Metals Co., Ltd.
Tungsten	Kanto Denka Kogyo Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	KYOCERA
Tungsten	KYORITSU GOKIN CO., LTD.
Tungsten	La Parrila
Tungsten	LLC "RELIT"
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan Tungsten Chemical LLC (MTC)
Tungsten	Materion

Tungsten	Metallo-Chimique N.V.
Tungsten	Midwest Tungsten Wire Co.
Tungsten	Minmetals Ganzhou Tin Co. Ltd.
Tungsten	Mitsubishi Materials Corporation
Tungsten	Mitsui Mining and Smelting Co., Ltd.
Tungsten	Moliren Ltd.
Tungsten	Nanchang Cemented Carbide Limited Liability Company
Tungsten	Niagara Refining LLC
Tungsten	nihon superior co., ltd
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.
Tungsten	Nippon Micrometal Corporation
Tungsten	North American Tungsten
Tungsten	Nui Phao HC Starck
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Plansee SE Liezen
Tungsten	Pobedit, JSC
Tungsten	Praxair
Tungsten	PT Indra Eramulti Logam Industri
Tungsten	PT Stanindo Inti Perkasa
Tungsten	PT Timah (Persero), Tbk
Tungsten	Saganoseki Smelter & Refinery
Tungsten	Sandvik Material Technology
Tungsten	Sanher Tungsten Vietnam Co., Ltd.
Tungsten	Scandmetal
Tungsten	Sendi (Japan): Kyocera Corporation
Tungsten	Sichuan Metals & Materials Imp & Exp Co
Tungsten	Sincemat Co, Ltd.
Tungsten	Solar Applied Materials Technology Corp.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	SPECIALITY METAL TRADING
Tungsten	Sumitomo
Tungsten	SUMITOMO (A.L.M.T CORP)
Tungsten	Sumitomo Electric, USA (A.L.M.T.)
Tungsten	Sumitomo Metal Mining Co., Ltd.
Tungsten	Sunaga Tungsten
Tungsten	Suzhou MuYe Mechanical forging co. LTD
Tungsten	Sylham
Tungsten	TaeguTec
Tungsten	Taiyo Nippon Sanso Trading (Shanghai) Co., LTD
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd
Tungsten	TDC Metal Co., Ltd.
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	ThyssenKrupp Steel
Tungsten	Treibacher
Tungsten	Triumph Northwest
Tungsten	ugitech
Tungsten	ULVAC
Tungsten	Unecha Refractory metals plant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.

Tungsten	Voss Metals Company, Inc.
Tungsten	Wah Lee Industrial Corp.,
Tungsten	Weartech
Tungsten	WOGEN RESSOURCES LTD
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Wolfram Company CJSC
Tungsten	Woltech Korea Co., Ltd.
Tungsten	W-Si靶材
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.
Tungsten	Xiamen Honglu Tungsten Molybdenum Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Tungsten	Yuntinic Resources
Tungsten	Zhuzhou Better Tungsten Carbide, Co Limited
Tungsten	Zhuzhou Cemented Carbide Group Co. Ltd.
Tungsten	Zhuzhou Decheng Non Ferrous Metals Industies Co., Ltd.
Tungsten	ZHUZHOU DECHENG NONFERROUS METALS INDUSTRY CO. LTD
Tungsten	Zigong
Countries of origin for conflict minerals from the above smelters/refiners are believed to be:
Andorra, Argentina, Australia, Austria, Belgium, Bolivia (Plurinational State of), Brazil, Canada, Chile, China, Czech Republic, Estonia, Ethiopia, France, Germany, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Korea (Republic of), Kyrgyzstan, Lithuania, Luxembourg, Malaysia, Mexico, Mozambique, Myanmar, Netherlands, New Zealand, North Macedonia (Republic of), Peru, Philippines, Poland, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan (Province of China), Thailand, Turkey, Uganda, Ukraine, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zambia, Zimbabwe
The following facilities were validated as smelters/refiners or have been audited by the CFSI, but country of origin information was not available. We continue to engage with our suppliers to determine the source of 3TG processed at the following facilities and to engage in efforts to determine the mine or location of origin of the 3TG used with greater specificity.
(None to report. All Smelters were reported with Countries)
* Facility has obtained a conflict free audit for a metal different from those indicated in this list.
** Facility has obtained a conflict free audit but country of origin information was not available to SPX FLOW, Inc.
VI. Product Description
Our products subject to this disclosure are pumps; valves; mixers; plate heat exchangers; dehydration technologies; filtration technologies; rotating and stationary heat exchangers; and industrial tools and hydraulic units. The 3TG necessary to the functionality or production of these products are, to our knowledge, obtained from suppliers who source these metals from the smelters/refiners and countries identified to date and listed in Section V above.
VII. Independent Private Sector Audit
Not required for calendar year 2018.